EXHIBIT 10.9

EXCHANGE AGREEMENT
by and among
UCP, INC.
UCP, LLC
and
PICO Holdings, Inc.
Dated as of July 23, 2013

This EXCHANGE AGREEMENT (the “Agreement”) is entered into as of July 23, 2013, by and among UCP, Inc., a Delaware corporation (“UCP ”), UCP, LLC, a Delaware limited liability company (the “ Company ”), and PICO Holdings, Inc., a California corporation (together with its subsidiaries other than the Company, “PICO”), with respect to the following facts:
WHEREAS, prior to the closing of its initial public offering of Class A Shares (the “IPO”), UCP and PICO intend to amend and restate the LLC Agreement of the Company, amend the Certificate of Incorporation of UCP, Inc., and consummate other related transactions, as described in the Registration Statement on Form S-1 originally filed with the Commission on April 4, 2013, as amended (Registration No. 333-187735);
WHEREAS, immediately prior to the closing of the IPO, the existing ownership interests in the Company held by PICO will be converted into PICO Membership Interests in the Company, and the existing shares of common stock of UCP will be converted into Class B Shares of UCP;
WHEREAS, the parties hereto desire to provide for the possible future exchange following the IPO of PICO Membership Interests in the Company for Class A Shares of UCP, on the terms and subject to the conditions set forth herein;
WHEREAS, UCP and the Company desire to grant PICO the right to exchange any or all of its PICO Membership Interests; provided, that UCP and the Company shall have no obligation to acquire from PICO any PICO Membership Interests unless PICO exercises its Exchange Right with respect to such PICO Membership Interests in accordance herewith; and
WHEREAS, the parties intend that an exchange consummated hereunder be treated for U.S. federal income tax purposes, to the extent permitted by law, as a taxable sale of PICO Membership Interests.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATIONS

Section 1.1    Certain Definitions. Except as otherwise expressly provided herein, the following terms and phrases have the meanings as set forth below:

“Agreement” is defined in the preamble.
“Business Combination” is defined in the Amended and Restated Certificate of Incorporation of UCP.
“Business Day” means any day, other than a Saturday or Sunday, on which federally chartered banks in the United States are open for business.
“Class A Shares” means shares of Class A common stock, par value $0.01 per share, of UCP.
“Class B Shares” means shares of Class B common stock, par value $0.01 per share, of UCP.
“Closing” means the closing of an Exchange pursuant to Section 2.1 of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.
“Company” is defined in the preamble.
“Exchange” means an exchange by PICO of one or more PICO Membership Interests for Class A Shares pursuant to Section 2.1 of this Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Exchange Rate” means the number of Class A Shares for which a PICO Membership Interest is entitled to be exchanged, as provided in Section 2.2.
“Exchange Request” means a written notice to UCP, delivered at least 20 days in advance of any Exchange, setting forth the number of PICO Membership Interests to be exchanged for Class A Shares, as described in Section 2.1(a).
“Exchange Right” means the right of PICO to exchange from time to time one or more PICO Membership Interests for Class A Shares pursuant to Section 2.1.
“Fiscal Quarter” means each fiscal quarter ending on the last day of each of March, June, September and December of any Fiscal Year.
“Fiscal Year” means a period commencing January 1 and ending December 31 of each year.
“Governmental Entity” means any court, administrative agency, regulatory body, commission, or other governmental authority, board, bureau, or instrumentality, domestic or foreign, and any subdivision thereof.
“IPO” is defined in the recitals.
“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.
“LLC Agreement” means the Second Amended and Restated Limited Liability Company Operating Agreement of the Company dated as of July 23, 2013, as such agreement may be amended from time to time.
“Notice” is defined in Section 4.2.
“Permitted Transferee” means a permitted transferee of PICO Membership Interests under Section 7.1 of the LLC Agreement.
“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee, or entity in a representative capacity, and any government or agency or political subdivision thereof.
“PICO” is defined in the preamble.
“PICO Membership Interests” means the Series A Units held by PICO as designated in the LLC Agreement.
“Registration Rights Agreement” means the Registration Rights Agreement dated as of July 23, 2013 among UCP and the other parties thereto.
“Restricted Class A Shares” is defined in Section 3.1.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Secretary” is defined in Section 2.1(d)(i).
“UCP” is defined in the preamble.
Section 1.2    Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II
EXCHANGE RIGHT

Section 2.1    Exchanges.

(a)Permissible Exchanges. (i) Upon the terms and subject to the conditions of this Article 2, PICO may, at any time and from time to time, elect to Exchange in one or more Exchanges up to one hundred percent (100%) of its PICO Membership Interests by delivering an Exchange Request to UCP.

(i)Upon delivery to UCP, no Exchange Request may be revoked less than five Business Days prior to the scheduled Closing of the applicable Exchange (and UCP shall have received notice of such revocation no later than such fifth Business Day) unless PICO reimburses all out-of-pocket costs incurred by UCP or the Company with respect to such requested Exchange; provided, however, that PICO shall be entitled without reimbursing such costs either (x) to revoke such Exchange Request at any time prior to the Closing of the applicable Exchange or (y) to delay the Closing of the requested Exchange pursuant to this Section 2.1(a)(ii), in each case, after the occurrence of one or more of the following events (the date of such Closing to be determined pursuant to Section 2.1(b)(i)): (A) any registration statement pursuant to which the Class A Shares were to be registered for PICO at or immediately following the Closing shall have ceased to be effective pursuant to any action or inaction by the Commission; (B) UCP shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such sale; (C) UCP shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement (whether pursuant to the Registration Rights Agreement or otherwise), and such deferral, delay or suspension shall affect the ability of PICO to have its Class A Shares registered at or immediately following the Closing; (D) at such time when a representative of PICO is not serving on the Board of Directors of UCP, UCP shall have disclosed to PICO any material non-public information concerning UCP, the receipt of which results in PICO being prohibited or restricted from selling Class A Shares at or immediately following the Closing without disclosure of such information (and UCP does not permit or make such disclosure); (E) the Commission shall have issued a stop order relating to the registration statement pursuant to which the Class A Shares were to be registered on behalf of PICO at or immediately following the Closing; (F) the Closing, or the closing of the registered offering or the effectiveness of any registration, shall have been delayed due to any facts or circumstances; (G) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Shares are then traded; (H) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the exchange of PICO Membership Interests for Class A Shares or the registration or sale of any Class A Shares pursuant to a registration statement; or (I) UCP shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of PICO to consummate the sale of Class A Shares in a manner not expressly contemplated in clauses (A) through (H) above; provided further, however, that in no event shall PICO have controlled or intentionally influenced any facts, circumstances, or persons in connection therewith (except in the good faith performance such Person’s duties as an officer or director of UCP) in order to provide PICO with a basis for such delay or revocation.

(ii)Each Exchange Request shall set forth the number of PICO Membership Interests PICO wishes to Exchange for Class A Shares at the applicable Closing. If any Exchange Request is made in connection with a contemplated underwritten offering of Class A Shares and such underwritten offering includes any option being granted to the underwriters or any other Person to acquire an additional number of Class A Shares in connection with such offering, then (A) each Exchange Request related to PICO Membership Interests to be exchanged for Class A Shares that will be included in such underwritten offering shall also specify the maximum number of additional PICO Membership Interests that PICO desires to have exchanged in the event that such option is exercised (it being understood that (x) the party exercising such option may have the right to do so in part, in which case the additional PICO Membership Interests exchanged in connection with such offering will be limited to the amount necessary to fulfill the delivery obligation with respect to the Class A Shares that are actually to be acquired upon exercise of such option, and (y) the allocation of Class A Shares to be acquired pursuant to an exercise of any such option among the Persons participating in such offering may not be known at the time of the delivery of the original Exchange Request, in which case the number of additional PICO Membership Interests potentially to be exchanged will be communicated to UCP pursuant to a supplement to the Exchange Request delivered promptly following the time at which such determination is made, which supplement to the Exchange Request need not be delivered 20 days in advance of the applicable exchange) and (B) the Closing of the exchange of any additional PICO Membership Interests to fulfill a PICO Member’s delivery obligation with respect to the Class A Shares that are to be acquired upon exercise of any such option will occur immediately prior to the time that delivery of the Class A Shares is to be made.

(iii)PICO shall represent in the Exchange Request that it owns the PICO Membership Interests to be delivered at the applicable Closing pursuant to Section 2.1(d)(i) and Section 2.1(d)(ii), free and clear of all Liens, except as set forth therein and other than transfer restrictions imposed by or under applicable securities laws and this Agreement and the LLC Agreement, and, if there are any Liens identified in the Exchange Request, PICO shall covenant that it will deliver at the applicable Closing evidence reasonably satisfactory to UCP that all such Liens (other than transfer restrictions imposed by or under applicable securities laws, this Agreement, or the LLC Agreement) have been released.

(iv)Notwithstanding anything to the contrary herein, no exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Company, such exchange would pose a material risk that the Company would be taxable as a corporation as a result of being characterized as a “publicly traded partnership” as defined in Section 7704 of the Code.

(v)Each exchange pursuant to this Section 2.1(a) shall be at the Exchange Rate and Share Exchange Rate in effect at the applicable Closing.
(b)Closing. (i) If an Exchange Request has been delivered pursuant to Section 2.1(a)(i), then (subject to Sections  2.1(a)(ii) and 2.1(a)(iii)) the Closing of such Exchange shall occur on the date that is the later of (x) (1) for an Exchange Request applying to the lower of (I) one tenth of one percent (.1%) of the PICO Membership Interests held by PICO on the date of this Agreement, or (II) that would result in the issuance of Class A shares having a market value (based on the closing price on the date of the Exchange Request) of at least $100,000, the fifth Business Day following the date on which the Exchange Request has been delivered, and (2) for any other Exchange Request, the fifth Business Day following the last Business Day of the month during which such Exchange Request has been delivered and (y) the fifth Business Day following the date on which the conditions giving rise to any delay pursuant to Section 2.01(a)(ii) cease to exist. Subject to the immediately preceding sentence, the parties shall effect the Closing at such time, at such place, and in such manner, as UCP shall reasonably specify.

(ii)    If UCP enters into an agreement to consummate a Business Combination, UCP shall give PICO at least 20 Business Days’ notice of the closing thereof, if practicable, and UCP shall cause such agreement to provide that, at PICO’s request, PICO shall be entitled to Exchange its PICO Membership Interests for Class A Shares immediately prior to the closing of the Business Combination in order for PICO to be able to receive the amount and type of consideration payable pursuant to such Business Combination to holders of Class A Shares, and such agreement shall provide that PICO shall be entitled to revoke such request on up to two Business Days’ notice to UCP prior to the closing thereof. If any Person commences a tender offer or exchange offer for any of the outstanding shares of UCP’s stock, UCP shall use reasonable efforts to cause such Person to provide that the terms of such offer shall entitle PICO to exchange its PICO Membership Interests for Class A Shares immediately prior to the consummation of such tender offer or exchange offer in order for PICO to participate in such tender offer or exchange offer, and to permit PICO to revoke such request on up to two Business Days’ notice to such Person prior to the closing thereof. The Closing for any Exchange occurring pursuant to this Section 2.1(b)(ii) shall occur immediately prior to, but remain subject to the consummation immediately after of, the Business Combination, tender offer or exchange offer, as applicable, and such Exchange shall be reversed immediately if such Business Combination, tender offer or exchange offer, as applicable, shall fail to be consummated after such Exchange.

(iii)    Upon the Closing, (A) all rights of PICO as holder of the PICO Membership Interests being exchanged shall terminate, (B) the PICO Membership Interests delivered at the Closing shall automatically be cancelled on the books and records of the Company and shall no longer be deemed to be issued and outstanding membership interests of the Company, and (C) PICO shall be treated for all purposes as the holder of the Class A Shares delivered at the Closing.

(c)Closing Conditions. (i) The obligation of any of the parties to consummate an exchange pursuant to this Section 2.1 shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange of PICO Membership Interests for Class A Shares.

(ii)    The obligation of UCP to consummate an exchange pursuant to this Section 2.1 shall be subject to (A) the delivery by PICO of the items specified in clauses (i), (ii) and (iii) of Section 2.1(d) and (B) the good faith determination by UCP that such exchange would not violate any contract, commitment, agreement, instrument, arrangement, understanding, obligation, or undertaking to which UCP is subject.

(d)Closing Deliveries. At or prior to each Closing:

(i)to the extent that PICO’s PICO Membership Interests are certificated, PICO shall deliver to UCP one or more certificates representing the number of PICO Membership Interests specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, but without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to the corporate secretary of UCP (the “Secretary ”), duly executed in blank by PICO or PICO’s duly authorized attorney, to be exchanged for Class A Shares based on the Exchange Rate in effect at the applicable Closing;

(ii)PICO shall represent in writing, and at UCP’s reasonable request deliver confirmatory evidence reasonably satisfactory to UCP, that no Liens exist on the PICO Membership Interests delivered pursuant to Sections 2.1(d)(i) (other than transfer restrictions imposed by or under applicable securities laws, the LLC Agreement or this Agreement), or that such Liens have been released;

(iii)if PICO delivers to UCP, pursuant to Section 2.1(d)(i), a certificate representing a number of PICO Membership Interests that is greater than the number of PICO Membership Interests specified in the applicable Exchange Request, UCP will deliver (or cause the Company to deliver) to PICO certificates representing the excess PICO Membership Interests; and

(iv)UCP shall deliver or cause to be delivered to PICO, for credit to the account or at the address specified by PICO in the Exchange Request, the number of Class A Shares that PICO is entitled to receive for PICO Membership Interests in the Exchange. If no account or address is specified in the Exchange Request, the Class A Shares shall be delivered to PICO at the then-acting registrar and transfer agent of the Class A Shares or, if there is no then-acting registrar and transfer agent of the Class A Shares, at the principal executive offices of UCP.

Section 2.2    Adjustment. On the date hereof, the Exchange Rate shall be 1 for 1. The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the PICO Membership Interests that is not accompanied by an identical subdivision or combination of the Class A Shares; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Shares that is not accompanied by an identical subdivision or combination of the PICO Membership Interests. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, then upon any subsequent exchange, PICO shall be entitled to receive the amount of such security, securities or other property that PICO would have received if such exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

Section 2.3    Expiration. In the event that the Company is dissolved, liquidated or wound up pursuant to the LLC Agreement or otherwise, any Exchange Right shall expire upon final distribution of the assets of the Company pursuant to the terms and conditions of the LLC Agreement.

Section 2.4    Reservation of Class A Shares; Listing. UCP shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of issuance upon an Exchange, such number of Class A Shares as shall be issuable upon any such Exchange; provided that nothing contained herein shall be construed to preclude UCP from satisfying its obligations in respect of any such Exchange by delivery of Class A Shares it has purchased (which may or may not be held in the treasury of UCP). UCP shall deliver Class A Shares that have been registered under the Securities Act with respect to any exchange to the extent a registration statement is effective and available for such shares. If any Class A Shares require registration with or approval of any Governmental Entity under any federal or state law before such Class A Shares may be issued upon an exchange, UCP shall cause such Class A Shares to be duly registered or approved, as the case may be. UCP shall use its commercially reasonable efforts to list the Class A Shares required to be delivered upon any such exchange prior to such delivery upon each national securities exchange upon which the outstanding Class A Shares are listed at the time of such exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). UCP covenants that all Class A Shares issued upon an exchange will, upon issuance, be validly issued, fully paid and non-assessable. UCP also covenants that, without the written consent of PICO, it will not enter into any contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking that would restrict the ability of PICO to exercise its Exchange Rights hereunder.

Section 2.5    Recapitalization. This Agreement shall apply to the PICO Membership Interests held by the PICO and its Permitted Transferees as of the date hereof, as well as any PICO Membership Interests hereafter acquired by PICO and its Permitted Transferees. This Agreement shall apply to, mutatis mutandis , and all references to “PICO Membership Interests” shall be deemed to include, any security, securities or other property of the Company that may be issued in respect of, in exchange for or in substitution of PICO Membership Interests, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

ARTICLE III
TRANSFER RESTRICTIONS

Section 3.1    General Restrictions on Transfer. (a) PICO understands and agrees that the Class A Shares received by such PICO in any exchange (any such Class A Shares, “ Restricted Class A Shares”) may not be transferred except in compliance with registration requirements of the Securities Act or exemptions therefrom.

(a)PICO understands and agrees that, until registered under the Securities Act, the Restricted Class A Shares are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. PICO agrees that it shall not transfer any Restricted Class A Shares (or solicit any offers in respect of any transfer of any Restricted Class A Shares), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b)Any attempt to transfer any Restricted Class A Shares not in compliance with this Agreement shall be void ab initio, and UCP shall not, and shall cause any transfer agent not to, give any effect in UCP’s stock records to such attempted transfer.

Section 1.2Legends. (a) In addition to any other legend that may be required, subject to Section 3.2(b), each certificate for Restricted Class A Shares issued to PICO (or any of its Permitted Transferees) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACTOF 1933, AS AMENDED, OR ANY NON -U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE EXCHANGE AGREEMENT DATED AS OF JULY 23, 2013 AS THE SAME MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE CORPORATE SECRETARY OF UCP, INC. OR ANY SUCCESSOR THERETO.
(b)If any Restricted Class A Share is eligible to be sold pursuant to Rule 144(b)(1) under the Securities Act (or any successor provision), upon the written request of the holder thereof, accompanied (if UCP shall so request) by an opinion of counsel reasonably acceptable to UCP, UCP shall issue to such holder a new certificate evidencing such Restricted Class A Share without the first sentence of the legend required by Section 3.2(a) endorsed thereon. If any Restricted Class A Share ceases to be subject to any and all restrictions on transfer set forth in this Article 3, then UCP, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Restricted Class A Share without the second sentence of the legend required by Section 3.2(a) endorsed thereon.

Section 3.3    Permitted Transferees. Subject to this Article III, PICO may at any time transfer any or all of its Restricted Class A Shares to one or more of its Permitted Transferees or to any other Person in a transaction not in contravention of, and in accordance with, the LLC Agreement, so long as (a) such transferee shall have agreed in writing to be bound by the terms of this Agreement as provided in Section 4.3 and (b) the transfer to such transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

ARTICLE IV
OTHER AGREEMENTS; MISCELLANEOUS

Section 4.1    Expenses. Each party hereto shall bear its own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated, except that UCP shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange and UCP shall promptly cooperate in all filings required to be made under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, in connection with any Exchange (but UCP shall not be obligated to bear, and shall be reimbursed by PICO for, the expenses of any such filing or of any information request from any Governmental Entity relating thereto); provided, however, that if any certificate is to be issued pursuant to Section 2.1(d)(v) in a name other than that of PICO, then the Person or Persons requesting the issuance thereof shall pay to UCP the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of UCP that such tax has been paid or is not payable.

Section 4.2    Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) to any party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 4.2) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below, or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

If to UCP or the Company, to:
6489 Camden Avenue, Suite 204
San Jose, CA, 95120
Telephone: (408) 323-1113
Facsimile: (408) 323-1114
Attention: Dustin L. Bogue
with a copy (which shall not constitute notice to UCP or the Company) to:
UCP, Inc.
Attention: W. Allen Bennett
6489 Camden Avenue, Suite 204
San Jose, CA, 95120
Telephone: (408) 323-1113
Facsimile: (408) 323-1114
If to PICO, to:
7979 Ivanhoe Avenue, Suite 300
La Jolla, CA 92037
Attention: President
Fax: 858-456-6480
with a copy (which shall not constitute notice to PICO) to:
DLA Piper LLP (US)
Attention: Douglas J. Rein
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Telephone: 858-677-1443
Facsimile: 858-677-1401
Each Notice shall be deemed received on the date sent to the recipient thereof in accordance with this Section 4.2, if sent prior to 5:00 p.m. in the place of receipt and such day is a Business Day; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day.
Section 4.3    Permitted Transferees. To the extent that PICO (or an applicable Permitted Transferee of PICO) validly transfers after the date hereof any or all of its PICO Membership Interests to a Permitted Transferee of such Person or to any other Person in a transaction not in contravention of, and in accordance with, the LLC Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to UCP. Upon execution of any such joinder, such transferee shall, with respect to such transferred PICO Membership Interests, be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to PICO Membership Interests that were not so transferred.

Section 4.4    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.5    Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 4.6    Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and their Permitted Transferees, any rights or remedies hereunder.

Section 4.7    Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

Section 4.8    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to conflicts of law principles thereof.

Section 4.9    Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in the United States District Court for the Northern District of California or the Superior Court of the State of California located in the County of Santa Clara. Each of the parties irrevocably consents to submit to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Process in any such suit, action or proceeding in such courts may be served, and shall be effective, on any party anywhere in the world, whether within or without the jurisdiction of any such court, by any of the methods specified for the giving of Notices pursuant to Section 4.2. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection or defense that it may now or hereafter have based on venue, inconvenience of forum, the lack of personal jurisdiction and the adequacy of service of process (as long as the party was provided Notice in accordance with the methods specified in Section 4.2) in any suit, action or proceeding brought in such courts.

Section 4.10    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.11    Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is approved in writing by UCP, the Company and PICO and any Permitted Transferees holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding PICO Membership Interests.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.12    Assignment. Except as contemplated by Section 4.3 and except that the rights to have a legend removed from a certificate representing Restricted Class A Shares in accordance with Section 3.2(b) shall be deemed automatically assigned in connection with any transfer not prohibited hereunder, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns and Permitted Transferees.

Section 4.13    Tax Treatment. The parties to this Agreement intend that this Agreement shall be treated as part of the partnership agreement of the Company pursuant to Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. Except as otherwise required by applicable law: (a) the parties shall report each Exchange consummated hereunder as a taxable sale of PICO Membership Interests by PICO to UCP; and (b) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority (unless a final determination requires a different tax treatment).

Section 4.14    Effective Date. This Agreement shall become effective upon the IPO and shall be of no force and effect prior to the IPO.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

UCP, INC.

By: /s/ Dustin L. Bogue
Name: Dustin L. Bogue
Title: President and Chief Executive Officer

UCP, LLC

By: /s/ John R. Hart
Name: John R. Hart
Title: Chairman

PICO HOLDINGS, INC.

By: /s/ Maxim C. W. Webb
Name: Maxim C. W. Webb
Title: Chief Financial Officer